                                                                     EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM T-1


                            Statement of Eligibility
                      Under the Trust Indenture Act of 1939
                      of a Corporation Designated to Act as
                                     Trustee


                      Check if an Application to Determine
                  Eligibility of a Trustee Pursuant to Section
                            305(b)(2) _______________


                          HARRIS TRUST AND SAVINGS BANK
                                (Name of trustee)

        Illinois                                         36-1194448
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                111 West Monroe Street; Chicago, Illinois  60603
                    (Address of principal executive offices)


                Carolyn C. Potter, Harris Trust and Savings Bank,
                111 West Monroe Street, Chicago, Illinois, 60603
                                  312-461-2531
           (Name, address and telephone number for agent for service)


BEST BUY CO., INC.                       BEST BUY CAPITAL, L.P.
(Name of obligor)                        (Name of obligor)

MINNESOTA                                DELAWARE
(State of Incorporation)                 (State of Incorporation)

41-0907483                               41-1790489
(I.R.S. Employer Identification Number)  (I.R.S. Employer Identification Number)

                               Best Buy Co., Inc.
                             7075 Flying Cloud Drive
                             Eden Prairie, MN  55344
                    (Address of principal executive offices)

                                 Debt Securities
                         (Title of indenture securities)

1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System,Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

          Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

 2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

          The Obligor is not an affiliate of the Trustee.

 3. thru 15.

          NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

     1. A copy of the articles of association of the Trustee is now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

          A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

     2.   A copy of the existing by-laws of the Trustee.

          A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Hillenbrand Industries, Inc., File No. 33-44086, and is incorporated herein by reference.

     3.   The consents of the Trustee required by Section 321(b) of the Act.

(included as Exhibit A on page 2 of this statement)

     4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

(included as Exhibit B on page 3 of this statement)

                                    SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 12th day of October, 1994.

HARRIS TRUST AND SAVINGS BANK


By: /s/ Carolyn C. Potter
   --------------------------------
        Carolyn C. Potter
        Assistant Vice President


EXHIBIT A

The consents of the trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By: /s/ Carolyn C. Potter
   --------------------------------
        Carolyn C. Potter
        Assistant Vice President

                                                                       EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of June 30, 1994, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                               [HARRIS BANK Logo]

                          Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on June 30, 1994, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                                                                                THOUSANDS
                                        ASSETS                                                                  OF DOLLARS
Cash and balances due from depository institutions:
        Non-interest bearing balances and currency and coin. . . . . . . . . . . . . . . . . . . . .                      $926,673
        Interest bearing balances. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $686,713
Securities:
a. Held-to-maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $731,783
b. Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    $1,502,220
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
        Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $421,221
        Securities purchased under agreements to resell. . . . . . . . . . . . . . . . . . . . . . .                       $74,156
Loans and lease financing receivables:
        Loans and leases, net of unearned income . . . . . . . . . . . . . . . . . . . . . . . . . .     $6,081,473
        LESS:  Allowance for loan and lease losses . . . . . . . . . . . . . . . . . . . . . . . . .        $92,307
                                                                                                     --------------
        Loans and leases, net of unearned income, allowance, and reserve
        (item 4.a minus 4.b) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    $5,989,166
Assets held in trading accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $355,239
Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . . . . . . . . .                      $137,238
Other real estate owned. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                        $1,831
Investments in unconsolidated subsidiaries and associated companies. . . . . . . . . . . . . . . . .                          $566
Customer's liability to this bank on acceptances outstanding . . . . . . . . . . . . . . . . . . . .                       $71,652
Intangible assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                       $28,142
Other assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $546,710
                                                                                                         -------------------------
TOTAL ASSETS                                                                                                           $11,473,310
                                                                                                         -------------------------
                                                                                                         -------------------------


                                       LIABILITIES

Deposits:
    In domestic offices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    $4,793,158
        Non-interest bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $2,586,164
        Interest bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $2,206,994
    In foreign offices, Edge and Agreement subsidiaries, and IBF's . . . . . . . . . . . . . . . . .                    $2,498,415
        Non-interest bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        $36,675
        Interest bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $2,461,740


                                       3

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
    Federal funds purchased. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $472,955
    Securities sold under agreements to repurchase . . . . . . . . . . . . . . . . . . . . . . . . .                    $1,540,788
Trading Liabilities                                                                                                       $299,757
Other borrowed money:. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
a. With original maturity of one year or less. . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $431,252
b. With original maturity of more than one year. . . . . . . . . . . . . . . . . . . . . . . . . . .                       $15,163
Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . . . . . . . . .                       $71,652
Subordinated notes and debentures. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $235,000
Other liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $421,949
                                                                                                         -------------------------

TOTAL LIABILITIES                                                                                                      $10,780,089
                                                                                                         -------------------------
                                                                                                         -------------------------


                                     EQUITY CAPITAL

Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $100,000
Surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $275,000
a. Undivided profits and capital reserves. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      $321,267
b. Net unrealized holding gains (losses) on available-for-sale securities. . . . . . . . . . . . . .                        $3,046
                                                                                                         -------------------------

TOTAL EQUITY CAPITAL                                                                                                      $693,221
                                                                                                         -------------------------
                                                                                                         -------------------------

Total liabilities, limited-life preferred stock, and equity capital. . . . . . . . . . . . . . . . .                   $11,473,310
                                                                                                         -------------------------
                                                                                                         -------------------------

     I, David H. Charney, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Govenors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                DAVID H. CHARNEY
                                    7/29/1994

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

               ALAN G. McNALLY,
               DONALD S. HUNT,
               DARYL F. GRISHAM,                                      Directors.

STATE OF ILLINOIS, COUNTY OF COOK, ss:

     Sworn to and subscribed before me this 29th day of July, 1994. My commission expires April 22, 1996.

                                DIANALYNN GIRTEN


                                        4